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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 15, 2000

                        True North Communications Inc.
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            (exact name of registrant as specified in its charter)

Delaware                              1-5029                      36-1088162
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(State or other jurisdiction    (Commission File Number)     (IRS Employer
of incorporation)                                            Identification No.)


101 East Erie Street, Chicago, Illinois                60611-2897
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(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:           (312) 425-6500
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                               (Not Applicable)
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          Former name or former address, if changed since last report
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Item 5. Other Events

          As previously disclosed, on May 5, 1998 Publicis S.A., a greater than 5% shareholder and Publicis Communication (together, "Publicis"), filed counterclaims in international arbitration proceedings which had been instituted by True North with the London Court of International Arbitration. Publicis sought damages in the amount of 382 million French Francs (approximately $62 million) for among other things, the alleged breaches of the May 1997 Separation Agreement (the "Separation Agreement") between the parties and other actions which Publicis alleged created liabilities associated with the arbitration proceedings. The counterclaims followed True North's direct claims against Publicis in the amount of $106 million for alleged breaches by Publicis of its obligations under the Separation Agreement and for additional compensation for its investment in Publicis Communication. The alleged breaches related principally to the merger of Publicis S.A. and Publicis Communication. The parties also submitted claims for their respective attorney's fees and expenses. True North and Publicis appeared before the arbitration tribunal from September 27 through October 10, 1999 and presented evidence with regard to their respective claims.

          On February 15, 2000 the arbitration tribunal issued its decision which ruled that Publicis' conduct in connection with the Publicis Communication merger constituted a breach of Publicis' obligations to True North under the Separation Agreement. No damages were awarded. The arbitrators stated that their inability to determine damages did not excuse Publicis' conduct in breaching the Separation Agreement. In addition, the tribunal ordered Publicis to provide True North with tax and financial information it had withheld also in breach of the Separation Agreement.

          The arbitration tribunal rejected Publicis' claims against True North for alleged breaches of the Separation Agreement and other actions which Publicis alleged created liabilities associated with the arbitration proceedings and therefore did not award any damages for such claims to Publicis. The tribunal ordered Publicis and True North to each pay coordination fees to the other resulting in a net payable by True North to Publicis of approximately $900,000. The arbitration tribunal also ordered the parties to share the costs of the arbitration and to each pay their respective attorney's fees and expenses. True North has provided for these costs in its 1999 financial results.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          TRUE NORTH COMMUNICATIONS INC.

                                          By
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                                                   Kevin J. Smith
                                                   Senior Vice President
                                                   Chief Accounting Officer

Dated:   February 18, 2000

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